UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2024

NATURE’S MIRACLE HOLDING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41977	88-3986430
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

858 N Central Ave Upland, CA	91786
(Address of registrant’s principal executive office)	(Zip code)

(949) 798-6260

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NMHI	The Nasdaq Stock Market LLC

Warrants to purchase Common Stock, at an exercise price of $11.50 per share	NMHIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2024, Nature’s Miracle Holding Inc. (the “Company” or “Nature’s Miracle”) entered into a term sheet (the “Merger Term Sheet”) with Agrify Corporation, a Nevada corporation and Nasdaq listed entity (NASDAQ: AGFY) (“Agrify”). Pursuant to the Merger Term Sheet, Nature’s Miracle expects to acquire Agrify through a reverse triangular merger or other similar structure (the “Proposed Merger”), of which, among other things, a merger subsidiary of the Company (the “Merger Sub”) will merge with and into Agrify, with Agrify being the surviving entity. Nature’s Miracle, the Merger Sub, and Agrify expects to enter into an Agreement and Plan of Merger (the “Merger Agreement”) which, among other things, provides that Nature’s Miracle will issue a certain number of shares of its common stock to the shareholders of Agrify in exchange for 100% of the outstanding shares of common stock of Agrify.

Under the terms of the Merger Term Sheet, each shareholder of Agrify would be expected to receive approximately 0.45 of a share of Nature’s Miracle’s common stock for each share of Agrify’s common stock, subject to customary adjustments. Upon closing of the Proposed Merger, Raymond Chang, Chief Executive Officer and Chairman of the Board of Directors of Agrify, will assume the role as the President of the Agrify division of Nature’s Miracle and will join the Board of Directors of Nature’s Miracle. In addition to Mr. Chang, one other member of the Agrify Board of Directors will join the Board of Directors of Nature’s Miracle upon the closing of the Proposed Merger, who must qualify as an independent director pursuant to the Listing Rules of The Nasdaq Stock Market LLC (“Nasdaq”). The Proposed Merger is expected to close no later than six (6) months following the execution of the Merger Agreement, subject to the closing conditions described below.

Pursuant to the Merger Term Sheet, Nature’s Miracle agreed to purchase (i) $500,000 of horticultural LED lighting goods from Agrify, the payment terms of which will be finalized and the purchase order will be issued within 10 days from April 17, 2024 and (ii) prior to the closing of the Proposed Merger, a minimum of $750,000 of horticultural LED lighting goods from Agrify inclusive of the $500,000 purchase order.

The closing of the Merger is subject to customary conditions precedent including the execution of definitive documentation for the transaction, the completion of mutually satisfactory due diligence, approval of board of directors of the Company and Agrify, approval of the shareholders’ of Agrify and if required the Company, purchase of certain outstanding debt of Agrify (as further discussed below) and the declaration of effectiveness of a Registration Statement on Form S-4 filed in connection with the Merger.

In connection with the closing of the Proposed Merger, Nature’s Miracle executed a separate term sheet related to the current debt of Agrify held by two entities, CP Acquisitions LLC (“CP”) and GIC Acquisition, LLC (“GIC”), each of which is controlled by Raymond Chang, Agrify’s Chairman and Chief Executive Officer (the “Debt Purchase Term Sheet”).

Pursuant to the Debt Purchase Term Sheet, CP will convert $2,000,000 of the outstanding principal of a Senior Secured Convertible Note of Agrify in the principal amount of approximately $15,000,000 (the “Senior Note”). Nature’s Miracle will purchase the remaining post-conversion Senior Note from CP as follows:

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$3.0 million of the Senior Note principal amount will be purchased at the closing of the Merger. The remaining approximately $10.1 million of the Senior Note principal amount will be purchased for $7.0 million in cash due within twelve (12) months of the closing of the Merger.

Pursuant to the Debt Purchase Term Sheet, GIC will convert $1,000,000 of the outstanding principal of a Second Amended and Restated Junior Note of Agrify in the principal amount of approximately $1,000,000 at present and up to $2,000,000 at the closing of the Merger (the “Junior Note”). Pursuant to the Debt Purchase Term Sheet, the Company will purchase the Junior note for a purchase price payable in cash at the Closing equal to the outstanding principal balance thereof. The closing of the debt, is conditioned on customary closing conditions, including the execution of definitive documentation, the completion of due diligence, approval of the Company’s board, and the approval of the Merger Agreement by the board of the Company and the board of Agrify.

The foregoing descriptions of the Merger Term Sheet and the Debt Purchase Term Sheet are not complete and are qualified in their entirety by reference to the full text thereof, filed herewith as Exhibits 10.1 and 10.2, respectively to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On April 17, 2024, the Company issued a press release announcing that it had entered into the Merger Term Sheet and Debt Purchase Term Sheet. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 8.01, including Exhibit 99.1, will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Term Sheet between Nature’s Miracle Holding Inc. and Agrify Corporation.
10.2	Term Sheet between Nature’s Miracle Holding Inc., CP Acquisitions LLC and GIC Acquisition, LLC.
99.1	Press Release dated as of April 17, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2024

NATURE’S MIRACLE HOLDING INC.

By:	/s/ Tie (James) Li
Name:	Tie (James) Li
Title:	Chief Executive Officer

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